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                                                                 EXHIBIT 23.1

              CONSENT OF ERNST AND YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference of our report dated April 2, 1999 (except for Note 6, as to which the date is July 16, 1999) in the Registration Statement (Form S-8) pertaining to the 1998 Equity Incentive Plan and the 1999 Employee Stock Purchase Plan with respect to the financial statements and schedule included in the Registration Statement (Form S-1 No. 333-78545) for the period March 17, 1998 (inception) to December 31, 1998, filed with the Securities and Exchange Commission.

                                                  Ernst & Young LLP

San Diego, California
July 19, 1999